UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006
KB HOME
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-9195 (Commission File Number)	95-3666267 (IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     The homebuilding industry in the United States is experiencing an increasingly challenging operating environment, which includes an oversupply of inventory, a decline in new home orders and sales prices and an increase in sales incentives required to generate new home orders. This change in market dynamics has caused a decline in the fair value of certain inventory positions and changes in the Company’s strategy concerning certain projects that no longer meet investment return hurdle rates. The Company has concluded that it will record a material non-cash charge for inventory-related impairments and land option contract abandonments in the fourth quarter of its fiscal year ended November 30, 2006. The Company’s management reviewed this conclusion with its Audit and Compliance Committee on December 6, 2006.
     The Company’s inventory consists of homes, lots and improvements in production and land under development. Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires that long-lived assets such as the Company’s inventory be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. These evaluations for impairment are significantly impacted by estimates of revenues, costs and expenses and other factors. If long-lived assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale, and is determined based on various valuation techniques.
     While the Company has not yet completed the process of assessing the recoverability of specific properties within its inventory, it anticipates that the aggregate non-cash charge associated with inventory impairments may range from $235 million to $285 million in the fourth quarter of its fiscal year ended November 30, 2006. Further, the non-cash charge related to the abandonment of certain land option contracts is expected to total approximately $90 million in the fourth quarter.
     The Company does not anticipate that these non-cash charges for inventory impairments and the abandonment of land option contracts will require current or future cash outflows.

Item 4.02	Non-Reliance on Previously-Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On November 12, 2006, the Company announced that a subcommittee of the Audit and Compliance Committee and its independent legal counsel conducting an investigation into the Company’s past stock option practices had concluded that the Company used incorrect measurement dates for financial reporting purposes for annual stock option grants for the fiscal years 1999 to 2005, and that the Company expected that the incremental non-cash compensation expense arising from these errors would not likely exceed an aggregate of $50 million, spread over the vesting periods of the options in question. The Company also announced that it expected an increased tax provision as a result of related tax issues. The Company stated that it was evaluating with its independent auditors whether a restatement of previously-filed financial statements would be required.
     The Company currently estimates that the total incremental non-cash compensation expense arising from the stock option matter is approximately $41 million, spread over the vesting periods of the options in question, with approximately $36 million attributable to periods covered by previously-issued financial statements and approximately $5 million attributable to future periods. Further, the Company expects that the total related tax impact associated with Section 162(m) of the Internal Revenue Code will consist of a balance sheet-related component and an income tax provision impact. While the Company has not yet finalized the amount of these tax effects, the Company currently estimates that its balance sheet will be impacted by an increase of approximately $60 million in liabilities with a corresponding decrease in stockholders’ equity, and its income tax provision will increase by approximately $15 million. The Company currently estimates that the combined non-cash compensation expense and tax effects, including the tax impacts associated with Section 162(m), will not exceed 3% of reported earnings per share in any affected fiscal year. These amounts remain subject to review by the Company’s management, its Audit and Compliance Committee and Ernst & Young LLP, the Company’s independent registered public accounting firm.
     On December 7, 2006, the Company’s management, in consultation with the Audit and Compliance Committee and after discussion with Ernst & Young LLP, determined that the Company’s previously issued financial statements and any related reports of its independent registered public accounting firm for the fiscal years ended November 30, 2003, 2004 and 2005, which are included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2005, and the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006 and May 31, 2006, should no longer be relied upon and will be restated. In addition, the Company’s earnings and press releases and other communications should no longer be relied upon to the extent they relate to these financial statements. The restatement will affect financial statements for other prior fiscal periods and the Company will reflect those adjustments as a part of the opening balances in the financial statements for the restatement period.
     The Company expects that the incremental non-cash compensation expense reflected in the restatement will not affect the Company’s current cash position or financial condition. Moreover, the stock options-related restatement will not affect previously reported revenues. In connection with this restatement, the Company is considering other miscellaneous adjustments, none of which are expected to be material.
     The impact of this matter on the Company’s internal control over financial reporting and disclosure controls and procedures is being evaluated by the Company.
     The Company’s management and Audit and Compliance Committee have discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	KB HOME
	By:	/s/ WILLIAM R. HOLLINGER
Senior Vice President and Controller